UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2024

AEHR TEST SYSTEMS

(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 1.02 – Termination of a Material Definitive Agreement

Effective January 4, 2024, Aehr Test Systems (the “Company”) terminated the Loan and Security Agreement (the “Loan Agreement”) dated as of January 13, 2020 with Silicon Valley Bank (the "Lender"), which was amended by the First Amendment to Loan and Security Agreement dated as of January 14, 2021, the Second Amendment to Loan and Security Agreement dated as of January 11, 2022 and the Third Amendment to Loan and Security Agreement dated as of January 10, 2023 with the lender. There are no financial covenants in the Loan Agreement. No amounts were outstanding under this facility as of January 4, 2024. Lender’s security interest in the Company’s assets and property was released.

The Company continues to be bound by certain terms under the Loan Agreement that customarily survive the termination of similar agreements, including, without limitation, certain indemnification obligations.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems (Registrant)

Date: January 10, 2024	By:	/s/ Chris P. Siu
Chris P. Siu
Executive Vice President of Finance and Chief Financial Officer and Secretary

3